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                                                                   EXHIBIT 99.1


[IES LOGO APPEARS HERE]



                                 Contacts:  Jeffrey Pugh, CFO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

                                            Ken Dennard / ksdennard@drg-e.com
                                            Karen Roan / kcroan@drg-e.com
                                            DRG&E   /  713-529-6600

FOR IMMEDIATE RELEASE


                    INTEGRATED ELECTRICAL SERVICES RECEIVES
                     NOTICE OF DEFAULT FROM THE TRUSTEE FOR
                      THE SENIOR SUBORDINATED NOTE HOLDERS


         HOUSTON - SEPTEMBER 2, 2004 - Integrated Electrical Services, Inc. (NYSE: IES) today announced it has received notice from the trustee for a series of its senior subordinated notes under an indenture dated May 29, 2001, with CUSIP number 45811EAE3 totaling $110 million, that a default has occurred because IES failed to file its fiscal 2004 Third Quarter Report on Form 10-Q with the Securities and Exchange Commission. IES has 30 days to obtain a waiver from a majority in interest of its subordinated note holders to resolve the default, and IES is in the process of seeking those waivers.

         The August 16, 2004 waiver from the lenders under its credit facility was effective until the earlier of December 15, 2004 or the date IES received notice from either the trustee or 25% of the holders of its senior subordinated notes that a default has occurred. That waiver expired upon receipt of notice from the trustee. As a result, IES is in default on its credit facility. IES is in the process of seeking a waiver of this default from the banks under its credit facility. The company currently has $29 million in cash.

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         The company currently anticipates that its delayed Third Quarter
Report on Form 10-Q will be filed concurrently with the filing of its year-end financial statements.

         Integrated Electrical Services, Inc. is the leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.



This press release includes certain statements, including statements relating to the Company's expectations of its future operating results that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future results, potential consequences of late filing of the Company's quarterly report on Form 10-Q and associated defaults under the Company's debt, potential difficulty in addressing material weaknesses in the Company's accounting that have been identified to the Company by its independent auditors, the possible need for a restatement of prior year periods if amounts are determined to be material, the inability to obtain waivers from a majority of its senior subordinated note holders, the inability to obtain a waiver of default from its lenders under its credit facility, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, general level of the economy, increases in the level of competition from other major electrical contractors, increases in cost of labor, steel, copper and gasoline, availability and costs of obtaining surety bonds required for certain projects, inability to reach agreement with its surety bonding company to provide sufficient bonding capacity, loss of key personnel, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended September 30, 2003.


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